
 <ARTICLE>                  5

 <PERIOD-TYPE>                                        9-MOS
 <FISCAL-YEAR-END>                                    MAR-31-1998
 <PERIOD-END>                                         DEC-31-1997
 <CASH>                                               384,407
 <SECURITIES>                                         2,876,887
 <RECEIVABLES>                                        000
 <ALLOWANCES>                                         000
 <INVENTORY>                                          000
 <CURRENT-ASSETS>                                     000
 <PP&E>                                               000
 <DEPRECIATION>                                       000
 <TOTAL-ASSETS>                                       31,454,312<F1>
 <CURRENT-LIABILITIES>                                000
 <BONDS>                                              000
 <PREFERRED-MANDATORY>                                000
 <PREFERRED>                                          000
 <COMMON>                                             000
 <OTHER-SE>                                           30,370,096
 <TOTAL-LIABILITY-AND-EQUITY>                         31,454,312<F2>
 <SALES>                                              000
 <TOTAL-REVENUES>                                     227,881<F3>
 <CGS>                                                000
 <TOTAL-COSTS>                                        000
 <OTHER-EXPENSES>                                     413,252<F4>
 <LOSS-PROVISION>                                     000
 <INTEREST-EXPENSE>                                   47,772
 <INCOME-PRETAX>                                      000
 <INCOME-TAX>                                         000
 <INCOME-CONTINUING>                                  000
 <DISCONTINUED>                                       000
 <EXTRAORDINARY>                                      000
 <CHANGES>                                            000
 <NET-INCOME>                                         (3,232,122)<F5>
 <EPS-PRIMARY>                                        (46.42)
 <EPS-DILUTED>                                        000

 <F1>Included  in total assets is  mortgagee  escrow  deposits of $7,130,  tenant security deposit escrow of $2,886, Investments in Local Limited Partnerships of $27,185,132, rental property of $949,515, a replacement reserve escrow of $2,345 and other assets of $46,010. <F2>Included in Total Liability and Equity is accounts payable to affiliates of $9,245, accounts payable and accrued expenses of $67,853, mortgage notes payable of $710,691, tenant security deposits payable of $2,886, deferred revenue of $158,724 and minority interest in Local Limited Partnership of $134,817. <F3>Total revenue includes investment of $136,992, rental of $68,042 and other of $22,847. <F4>Included in Other Expenses is general and administrative of $170,677, asset management fees of $177,531, rental operations of $14,246, property management fee of $4,122, depreciation of $24,708 and amortization of $21,968. <F5>Net loss includes minority interest in losses of Local Limited Partnerships of $221 and equity in losses of Local
Limited   Partnerships  of  $2,999,200.

